Exhibit 10.33

EXCHANGE LISTING

December 16, 2021

Via E-Mail

Mr. Joseph La Rosa

La Rosa Realty Corp./La Rosa Holdings Corp.

120 Celebration Boulevard

2nd Floor

Celebration, FL 34747

Re: Capital Market Advisory Agreement

Dear Joe:

Per our prior conversation, this letter amends the Capital Market Advisory Agreement between Exchange Listing, LLC (“Exchange Listing”) and La Rosa Realty Corp. (“La Rosa”) dated May 12, 2021 (the “Agreement”). Capitalized terms used in this letter amendment (“Amendment”) have the meanings ascribed to them in the Agreement.

We have agreed to amend the Agreement by:

(i) deleting Section 3.C. in its entirety and replacing it with the following:

“C. Upon execution of this Agreement, the Company will issue 200,000 warrants to the Consultant or its designees exercisable for a period of five (5) years at $4.00 per share. The Company agrees to include the shares underlying the warrant in the Company’s first registration statement that it files (other than (i) a registration statement relating solely to employee stock option or purchase plans; (ii) a registration statement on Form S-4 relating to an SEC Rule 145 transaction; (iii) a registration statement filed in connection with (a) the issuance of securities pursuant to a merger, or (b) any “P.I.P.E. Offering” of the Company’s securities) after the Company’s registration statement for its initial public offering is declared effective. The warrants shall have a cashless exercise provision in the event that the shares underlying the warrants are not registered in an effective registration statement.”

(ii) deleting Section 3.D. in its entirety and replacing it with the following:

“D. Upon execution of this Agreement, the Company agrees to sell to the Consultant, or its designees, at par value, 750,000 shares of the Company’s common stock. Such shares are to be held in book entry at the transfer agent and shall not be eligible to be sold by the Consultant until the Company trades on a Senior Exchange and the Consultant has complied with Rule 144 under the Securities Act of 1933. The Consultant shall be granted anti-dilution protection only through the closing date of the Company’s initial public offering and initial listing on a Senior Listing Exchange so that as of such date the Consultant shall have a total of 2.5% of the Company’s fully-diluted shares outstanding.”

Exchange Listing and La Rosa hereby agree that other than as amended above, the Agreement shall continue in full force and effect.

Please sign and return a copy of this letter to me.

Very truly yours,
EXCHANGE LISTING, LLC

By:	/s/Peter Goldstein
Peter Goldstein, CEO

Acknowledged and agreed:
LA ROSA REALTY, INC. / LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Joseph La Rosa, CEO